UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 28, 2012

SOUTH JERSEY INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-6364	22-1901645
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 South Jersey Plaza Folsom, NJ 08037
(Address of Principal Executive Offices) (Zip Code)

(609) 561-9000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 28, 2012, South Jersey Industries, Inc. (the “Company”) issued $115 million aggregate principal amount of medium term notes, consisting of the following: (a) $64,000,000 aggregate principal amount of 2.39% Senior Notes, Series 2012A, due June 28, 2015 (the “Series A Notes”), (b) $16,000,000 aggregate principal amount of 2.71% Senior Notes, Series 2012B, due June 28, 2017 (the “Series B Notes”) and (c) $35,000,000 aggregate principal amount of 3.46% Senior Notes, Series 2012C, due June 28, 2022 (the “Series C Notes” and, collectively with the Series A Notes and the Series B Notes, the “Notes”). The Notes were issued pursuant to a Note Purchase Agreement dated as of June 28, 2012 between the Company and the purchasers named therein (the “Note Purchase Agreement”).
The Notes are unsecured and bear interest at the following annual rates: Series A Notes – 2.39%; Series B Notes – 2.71%; and Series C Notes – 3.46%. Interest on the Notes is payable on June 28 and December 28 in each year, commencing on December 28, 2012. Subject to certain accelerating events, principal on the Notes plus any accrued but unpaid interest is payable on the following dates: Series A Notes – June 28, 2015; Series B Notes – June 28, 2017; and Series Notes C – June 28, 2022.
In the event of a Change in Control (as defined in the Note Purchase Agreement), the Company is required to offer to prepay the Notes at their face amount together with interest accrued thereon to the date of such prepayment. In addition, in the event of the sale of a Substantial Part (as defined in the Note Purchase Agreement) of the assets of the Company and its subsidiaries, the Company may be required to use to portion of such proceeds to prepay or retire Senior Indebtedness, which term is defined in the Note Purchase Agreement and includes, among other things, the Notes.
The Company may prepay, at any time or from time to time, all or any portion of the Notes, in an amount not less than 10% of the aggregate principal amount of all of the Notes then outstanding in the case of a partial prepayment, together with interest accrued thereon to the date of such prepayment as well as a “make-whole amount,” to be calculated as provided in the Note Purchase Agreement.
The proceeds from the sale of the Notes will be used to repay short-term indebtedness and for general corporate purposes.
The Note Purchase Agreement contains customary representations, warranties and covenants, including a financial covenant limiting the ratio of Indebtedness of the Company and its subsidiaries on a consolidated basis to Consolidated Total Capitalization of not more than 0.65 to 1.0 (as such terms are defined in the Note Purchase Agreement), and customary events of default.
The forms of Series A Note, Series B Note and Series C Note and the Note Purchase Agreement are attached as Exhibits 4.1, 4.2, 4.3 and 10.1 hereto, respectively. The descriptions of the Notes and the Note Purchase Agreement are qualified in their entirety by reference to the full text of such documents.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of 2.39% Senior Note, Series 2012A, due June 28, 2015.

4.2	Form of 2.71% Senior Note, Series 2012B, due June 28, 2017.

4.3	Form of 3.46% Senior Note, Series 2012C, due June 28, 2022.

10.1	Note Purchase Agreement dated as of June 28, 2012 between South Jersey Industries, Inc. and the purchasers listed therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH JERSEY INDUSTRIES, INC.

Dated: June 29, 2012	By:	/s/ David A. Kindlick
Name: David A. Kindlick Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of 2.39% Senior Note, Series 2012A, due June 28, 2015.
4.2	Form of 2.71% Senior Note, Series 2012B, due June 28, 2017.
4.3	Form of 3.46% Senior Note, Series 2012C, due June 28, 2022.
10.1	Note Purchase Agreement dated as of June 28, 2012 between South Jersey Industries, Inc. and the purchasers listed therein.